                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                     under
                           THE SECURITIES ACT OF 1933


                         MCDERMOTT INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)



       REPUBLIC OF PANAMA                72-0593134
       ------------------------------    ------------------------------------
       (State or other jurisdiction      (I.R.S. Employer Identification No.)
       of incorporation or organization)


       1450 POYDRAS STREET       NEW ORLEANS, LOUISIANA       70161
       ---------------------------------------------------------------------
       (Address of principal executive offices)            (Zip Code)


                    1996 OFFICER LONG-TERM INCENTIVE PLAN
               -----------------------------------------------
                          (Full title of the plan)

                               S. WAYNE MURPHY
                       Vice President, General Counsel
                           and Corporate Secretary
                            1450 Poydras Street,
                               P.O. Box 61961
                        New Orleans, Louisiana 70161
                   (Name and address of agent for service)

                               (504) 587-5400
        (Telephone number, including area code, of agent for service)




                        CALCULATION OF REGISTRATION FEE

================================================================================
                                    Proposed        Proposed
                         Amount     maximum         maximum         Amount of
 Title of securities                offering price  aggregate       registration
 to be registered                   per share(1)    offering price  fee
 [S]                     [C]        [C]             [C]             [C]
- --------------------------------------------------------------------------------
 Common Stock ($1.00
 par value)....          2,500,000  $20.875         $52,187,500     $17,994
================================================================================

- ---------------------

    (1) The proposed maximum aggregate offering price is based upon the average sales price on the New York Stock Exchange on September 17, 1996.

                                     PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information

         This Registration Statement relates to the registration of 2,500,000 shares of the common stock, $1.00 par value per share (the "Common Stock"), of McDermott International, Inc. (the "Registrant") reserved for issuance under the Registrant's 1996 Officer Long-Term Incentive Plan. The documents containing the information specified in Part I of Form S-8 will be sent or given to participants under the foregoing plan of the Registrant as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "1933 Act"). In accordance with Rule 428(a) of the 1933 Act and the requirements of
Part I of Form S-8, such documents are not being filed with the Securities Exchange Commission (the "Commission") either as a part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the 1933 Act.

Item 2.  Registrant Information and Employee Plan Annual Information

         See response to Item 1 above.

                                   PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference

         The following documents previously filed with the Commission by the Registrant pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act") (Commission File No. 1-8430) are incorporated herein by reference:





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         (a)     The Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1996 filed with the Commission on June 6, 1996, as amended by Amendment No. 1 thereto on Form 10-K/A-1 filed with the Commission on June 20, 1996 and by Amendment No. 2 thereto on Form 10-K/A-2 filed with the Commission on July 12, 1996;

         (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1996 filed with the Commission on August 7, 1996; and

         (c) The description of the Common Stock contained in the Registrant's Registration Statement on Form 8-A dated December 7, 1982 filed with the Commission and the description of the Registrant's preferred stock purchase rights registered on Form 8-A filed with the Commission on December 15, 1995.

         All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the respective date of filing of each such document.

Item 4.  Description of Securities

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel

         Not Applicable.

Item 6.  Indemnification of Directors and Officers

         Article VI of the By-laws of the Registrant provides for the indemnification of officers and directors as follows:





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                                  Article VI

                               Indemnification

         SECTION 1. Each person (and the heirs, executors and administrators of such person) who is or was a director or officer of the Company shall in accordance with Section 2 of this Article VI be indemnified by the Company against any and all liability and reasonable expense that may be paid or incurred by him in connection with or resulting from any actual or threatened claim, action, suit or proceeding (whether brought by or in the right of the Company or otherwise), civil, criminal, administrative or investigative, or in connection with an appeal relating thereto, in which he may become involved, as a party or otherwise, by reason of his being or having been a director or officer of the Company or, if he shall be serving or shall have served in such capacity at the request of the Company, a director, officer, employee or agent of another corporation or any partnership, joint venture, trust or other entity whether or not he continues to be such at the time such liability or expense shall have been paid or incurred, provided such person acted, in good faith, in a manner he reasonably believed to be in or not opposed to the best interest of the Company and in addition, in criminal actions or proceedings, had no reasonable cause to believe that his conduct was unlawful. As used in this
Article VI, the terms, "liability" and "expense" shall include, but shall not be limited to, counsel fees and disbursements and amounts of judgments, fines or penalties against, and amounts paid in settlement by, such director or officer. The termination of any actual or threatened claim, action, suit or proceeding, civil, criminal, administrative, or investigative, by judgment, settlement (whether with or without court approval), conviction or upon a plea of guilty or nolo contendere, or its equivalent, shall not create a





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presumption that such director or officer did not meet the standards of conduct set forth in this Section 1.

         SECTION 2. Every such director and officer shall be entitled to indemnification under Section 1 of this Article VI with respect to any claim, action, suit or proceeding of the character described in such Section 1 in which he may become in any way involved as set forth in such Section 1, if (i) he has been wholly successful on the merits or otherwise in respect thereof, or
(ii) the Board of Directors acting by a majority vote of a quorum consisting of directors who are not parties to (or who have been wholly successful with respect to) such claim, action, suit or proceeding, finds that such director or officer has met the standards of conduct set forth in such Section 1 with respect thereto, or (iii) a court determines that he has met such standards with respect thereto, or (iv) independent legal counsel (who may be the regular counsel of the Company) deliver to the Company their written advice that, in their opinion, he has met such standards with respect thereto.

         SECTION 3. Expenses incurred with respect to any claim, action, suit or proceeding of the character described in Section 1 of this Article VI may be advanced by the Company prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount unless it is ultimately determined that he is entitled to indemnification under this
Article VI.

         SECTION 4. The rights of indemnification under this Article VI shall be





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
in addition to any rights to which any such director or officer or any other person may otherwise be entitled by contract or as a matter of law.

Item 7.  Exemption from Registration Claimed

         Not Applicable.

Item 8.  Exhibits

         4.1 Registrant's Articles of Incorporation, as amended (incorporated by reference to Exhibit 3.1 of the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31,
                 1996)

         4.2 Registrant's amended and restated By-laws (incorporated by reference to Exhibit 3.2 of the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1996, as amended by Amendment No. 2 on Form 10-K/A-2)

         4.3 Rights Agreement dated as of December 5, 1995 between the Registrant and First Chicago Trust Company of New York, as Rights Agent (incorporated by reference to Exhibit 1 to the Registrant's Registration Statement on Form 8-A filed with the Commission on December 15, 1996)

         5       Opinion of Durling & Durling

         23.1    Consent of Durling & Durling (included in Exhibit 5)

         23.2    Consent of Ernst & Young LLP, Independent Auditors

         23.3    Consent of KPMG Accountants N.V., Independent Auditors

         24 Power of Attorney from Certain Directors and Officers of Registrant (included as part of the signature page of this Registration Statement)

Item 9.  Undertakings

               (a)  the undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with





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respect to the plan of distribution not previously disclosed in the
Registration Statement or any material change to such information in the Registration Statement; provided, however, that the undertakings set forth in subparagraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement;

         (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

                 (b)      The undersigned Registrant hereby undertakes that:

         (1) That, for the purpose of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the 1934 Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.





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
                 (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.





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
                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on this 19th day of September, 1996.

                                        McDermott International, Inc.

                                        By       /s/ James L. Dutt
                                                -------------------------------
                                                James L. Dutt
                                                Chairman of the Board,
                                                 Chief Executive Officer
                                                 and Director



                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, S. Wayne Murphy and John S. Tsai, jointly and severally, his attorneys-in-fact, each with power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.





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         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE                    TITLE                            DATE
- ---------                    -----                            ----

/s/ James L. Dutt            Chairman of the Board            September 19, 1996
- ------------------------      and Chief Executive
James L. Dutt                 Officer and Director
                              (Principal Executive
                              Officer and Authorized
                              Representative in the
                              United States)



/s/ Daniel R. Gaubert        Vice President, Finance          September 19, 1996
- ------------------------      and Controller (Principal
Daniel R. Gaubert             Financial and Principal
                              Accounting Officer)




/s/ Thomas D. Barrow
- ------------------------
Thomas D. Barrow             Director                         September 19, 1996



/s/ Theodore H. Black
- ------------------------
Theodore H. Black            Director                         September 19, 1996



/s/ John F. Bookout
- ------------------------
John F. Bookout              Director                         September 19, 1996




- ------------------------
Philip J. Burguieres         Director




- ------------------------
Robert E. Howson             Director



/s/ John W. Johnstone, Jr.
- --------------------------
John W. Johnstone, Jr.       Director                         September 19, 1996





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
SIGNATURE                    TITLE                            DATE
- ---------                    -----                            ----
/s/ J. Howard Macdonald
- ------------------------
J. Howard Macdonald          Director                         September 19, 1996



/s/ William McCollam, Jr.
- -------------------------
William McCollam, Jr.        Director                         September 19, 1996



/s/ John N. Turner
- -----------------------
John N. Turner               Director                         September 19, 1996





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                                 EXHIBIT INDEX



Exhibit No.                       Description
- -----------                       -----------
 4.1             Registrant's Articles of Incorporation, as amended
                 (incorporated by reference to Exhibit 3.1 of the Registrant's
                 Annual Report on Form 10-K for the fiscal year ended March 31,
                 1996)

 4.2 Registrant's amended and restated By-laws (incorporated by reference to Exhibit 3.2 of the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1996, as amended by Amendment No. 2 on Form 10-K/A-2)

 4.3             Rights Agreement dated as of December 5, 1995 between the
                 Registrant and First Chicago Trust Company of New York, as
                 Rights Agent (incorporated by reference to Exhibit 1 to the Registrant's Registration Statement on Form 8-A filed with the
                 Commission on December 15, 1996)

 5               Opinion of Durling & Durling

23.1             Consent of Durling & Durling (included in Exhibit 5)

23.2             Consent of Ernst & Young LLP, Independent Auditors

23.3             Consent of KPMG Accountants N.V., Independent
                 Auditors

24               Power of Attorney from Certain Directors and Officers of
                 Registrant (included as part of the signature page of this Registration Statement)





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